Filed Pursuant to Rule 424(b)(5)
Registration No. 333-266001
PROSPECTUS SUPPLEMENT
(To Prospectus dated July 12, 2022)
FEMASYS INC.
3,600,000 SHARES OF COMMON STOCK
We are offering 3,600,000 shares of our common stock, par value $0.001 per share (“common stock”). The purchase price for each share is $0.85.
Our common stock is listed on the Nasdaq Capital Market under the symbol “FEMY.” On May 28, 2025, the last reported sale price of the common stock on the Nasdaq Capital Market was $1.06 per share.

	Per Share	Total
Public offering price	$0.85	$3,060,000
Underwriting discounts and commissions(1)	$0.0595	$214,200
Proceeds to us, before expenses	$0.7905	$2,845,800
(1)
We have agreed to pay the underwriter a commission equal to 7.0% of the aggregate gross proceeds from the sale of the securities in this offering. See “Underwriting” for additional disclosure regarding underwriting compensation and estimated offering expenses.

We intend to grant the underwriter an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to an additional 540,000 shares of our common stock at the public offering price, less the underwriting discounts and commissions.
The aggregate market value of our outstanding common stock held by non-affiliates is approximately $33.0 million, which was calculated based on 25,551,370 shares of outstanding common stock that were held by non-affiliates as of May 29, 2025 and a price per share of $1.29, the closing price of our common stock on April 2, 2025. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell securities pursuant to the registration statement of which this prospectus supplement forms a part with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. During the prior 12-calendar-month period that ends on, and includes, the date of this prospectus supplement, we have sold $6,499,901 of securities pursuant to General Instruction I.B.6. of Form S-3.
Certain existing institutional stockholders and certain of our directors and officers (collectively, the “Private Placement Purchasers”), all of which qualify as qualified institutional buyers or accredited investors, have agreed to purchase shares of our common stock in a concurrent private placement (the “Concurrent Private Placement”) exempt from the registration requirement of the Securities Act of 1933, as amended. The existing institutional stockholders have agreed to purchase an aggregate of 1,588,235 shares at a per share price equal to $0.85, the public offering price, and the directors and officers have agreed to purchase an aggregate of 98,040 shares at a per share price equal to $1.02, the last consolidated closing price prior to pricing. The closing of this offering is not contingent on the Concurrent Private Placement, and the closing of the Concurrent Private Placement is not contingent on this offering. The Concurrent Private Placement is expected to close concurrently with this offering. The underwriter is acting as placement agent in connection with the Concurrent Private Placement and will receive a placement agent fee equal to 7.0% of the total purchase price of the private placement shares; provided, however, that such fee shall be reduced to 2.0% up to $1.0 million for certain investors.
Investing in our common stock involves significant risks. See “Risk Factors” on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriter expects to deliver the shares of common stock to the investors on or about June 2, 2025.
Sole Bookrunner
Jones
The date of this prospectus supplement is May 29, 2025.

Prospectus Supplement
Prospectus
S-i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents we have filed with the Securities and Exchange Commission, or SEC, that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following:
•
our ability to obtain additional financing to fund the clinical development and commercialization of our product candidate FemBloc® permanent birth control, if approved for sale, approved products and fund our operations;

•	our ability to pay our convertible notes due November 2025 when due, if not converted into common stock;
•	our ability to obtain United States (“U.S.”) Food and Drug Administration (“FDA”) approval for our product candidate, FemBloc, for permanent birth control;
•	our ability to successfully grow sales of FemaSeed® intratubal insemination;
•	estimates regarding the total addressable market for our products and product candidate;
•	competitive companies and technologies in our industry;
•	our business model and strategic plans for our products, product candidate, technologies and business, including our implementation thereof;
•	commercial success and market acceptance of our products and product candidate;
•	our ability to achieve and maintain adequate levels of coverage or reimbursement for FemBloc or any future product candidates, and our products we seek to commercialize;
•	our ability to accurately forecast customer demand for our products and product candidate, and manage our inventory;
•
our ability to build, manage and maintain our direct sales and marketing organization, and to market and sell our FemaSeed artificial insemination product, FemBloc permanent birth control system (if approved for sale), and women-specific medical product solutions in markets in and outside of the United States;

•	our ability to establish, maintain, grow or increase sales and revenues;
•	our expectations about market trends;
•	our ability to continue operating as a going concern;
S-ii

•	the ability of our clinical trials to demonstrate safety and effectiveness of our product candidate, FemBloc and other positive results;
•	our ability to enroll subjects in the clinical trial for our product candidate, FemBloc in order to advance the development thereof on a timely basis;
•
our ability to manufacture our products and product candidate, if approved, in compliance with applicable laws, regulations and requirements and to oversee third-party suppliers, service providers and vendors in the performance of any contracted activities in accordance with applicable laws, regulations and requirements;

•	our ability to hire and retain our senior management and other highly qualified personnel;
•	FDA or other U.S. or foreign regulatory actions affecting us or the healthcare industry generally, including healthcare reform measures in the United States and international markets;
•	the timing or likelihood of regulatory filings and approvals or clearances;
•	our ability to establish and maintain intellectual property protection for our products and product candidate and our ability to avoid claims of infringement;
•	the volatility of the trading price of our common stock;
•	the risks discussed in Part I, Item 1A, Risk Factors, included in our most recent Annual Report on Form 10-K and those discussed in other documents we file from time to time with the SEC;
•	the consummation of the Concurrent Private Placement; and
•	our expectations related to the use of proceeds from this offering and the Concurrent Private Placement.
We discuss many of these and other risks and uncertainties in greater detail under the heading “Risk Factors” in our most recent Annual Report on Form 10-K. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
You should read this prospectus supplement, the accompanying prospectus, as well as the documents incorporated by reference herein and therein, completely and with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT
As used in this prospectus supplement, unless the context otherwise requires or indicates, references to “the Company,” “we,” “our,” “ourselves,” and “us” refer to Femasys Inc.
This prospectus supplement and the accompanying prospectus relate to an offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined, together with the documents incorporated by reference herein or therein. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference having an earlier date, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and the underwriter has not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. Neither we, nor the underwriter, take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus.
You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the accompanying prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part of or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
S-iv

This prospectus supplement and the accompanying prospectus incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement or the accompanying prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and under similar headings in other documents that are incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.
We use “Femasys,” “FemBloc,” “FemChec,” “FemaSeed,” “FemVue,” “FemCerv,” “FemEMB,” and other marks as trademarks in the United States and other countries. This prospectus supplement contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our right or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.
S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” on page S-7 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Business Overview
We are a leading biomedical innovator, addressing significant unmet needs in women’s health worldwide, with a broad patent-protected portfolio of disruptive, accessible, in-office therapeutic and diagnostic products. The Company is a U.S. manufacturer that has received global regulatory approvals for its product portfolio worldwide, and they are currently being commercialized in the U.S. and key international markets. FemaSeed® Intratubal Insemination, a groundbreaking infertility treatment delivering sperm directly to the site of conception, is U.S. FDA-cleared and approved in Europe, United Kingdom (UK), Canada and Israel. A peer-reviewed publication of positive data from its pivotal clinical trial of FemaSeed demonstrated effectiveness and safety with high satisfaction from both patients and practitioners. FemVue®, a companion diagnostic for fallopian tube assessment via ultrasound, is U.S. FDA-cleared and approved in Europe, UK, Canada, Japan and Israel. FemCerv®, an endocervical tissue sampler for cervical cancer diagnosis, is U.S. FDA-cleared and approved in Europe, UK, Canada and Israel. FemBloc® permanent birth control is a revolutionary first-in-class non-surgical solution, that involves minimally-invasive placement of a patented delivery system for precise delivery of our proprietary synthetic tissue adhesive (blended polymer) into both fallopian tubes simultaneously. Over time, the blended polymer fully degrades and produces nonfunctional scar tissue to permanently block the fallopian tubes in a safe and natural approach. This is in stark contrast to centuries-old surgical sterilization with reported risks that include infection, minor or major bleeding, injury to nearby organs, anesthesia-related events, and even death. Along with the various surgical risks, some patients may not qualify as good surgical candidates due to obesity or medical comorbidities. The FemBloc non-surgical approach has the potential to offer a safer, more accessible in-office alternative with fewer risks, contraindications, and substantially lower cost. A peer-reviewed publication of positive data from its initial clinical trials of FemBloc has demonstrated compelling effectiveness and five-year safety with high satisfaction from both patients and practitioners. In March 2025, we announced CE mark certification under EU MDR as the first regulatory approval in the world for the FemBloc delivery system for non-surgical female permanent birth control. For the FemBloc blended polymer, an integral part of the FemBloc permanent birth control, we have successfully completed an expedited G12 Special MDR Audit for Class III devices and the Notified Body has recommended for CE mark approval pending the final stages of EMA review, with potential approval expected mid-2025. In March 2025, we announced strategic distribution partnerships for FemBloc in Spain. The pivotal clinical trial (clinicaltrials.gov: NCT05977751) is now enrolling participants for U.S. approval. FemChec®, U.S. FDA-cleared and approved in Europe and Canada, is a companion diagnostic product for FemBloc’s ultrasound-based confirmation test. FemCath® is U.S. FDA-cleared and approved in Europe, Canada and Israel for selective fallopian tube evaluation. We are a woman-founded and led company with an expansive, internally created intellectual property portfolio with over 200 issued patents globally, in-house chemistry, manufacturing, and controls (CMC) and device manufacturing capabilities and proven ability to develop products with commercialization efforts underway. Our suite of products and product candidate address what we believe are multi-billion dollar global market segments in which there has been little advancement for many years, helping women avoid pharmaceutical solutions, implants and surgery that can be expensive and expose women to harm.
Recent Developments
Concurrent Private Placement
Certain existing institutional stockholders and certain of our directors and officers (collectively, the “Private Placement Purchasers”), all of which qualify as qualified institutional buyers or accredited investors, have agreed to purchase shares of our common stock in the Concurrent Private Placement exempt from the registration requirement of the Securities Act of 1933, as amended. The existing institutional stockholders have agreed to purchase an aggregate of 1,588,235 shares at a per share price equal to $0.85, the public offering price, and the directors and officers have agreed to purchase an aggregate of 98,040 shares at a per share price equal to $1.02, the last consolidated closing price prior to pricing. The closing of this offering is not contingent on the Concurrent Private Placement, and the closing of the Concurrent Private Placement is not contingent on this offering. The Concurrent Private Placement is expected to close concurrently with this offering. The underwriter is acting as placement agent in connection with the Concurrent Private Placement and will receive a placement agent fee equal to 7.0% of the total purchase price of the private placement shares; provided, however, that such fee shall be reduced to 2.0% up to $1.0 million for certain investors.
Equity Line of Credit
We have agreed with Alumni Capital LP as of the date of this prospectus supplement to enter into a $10 million equity line of credit with them by June 30, 2025. If we do not enter into such agreement by such date, we would be obligated to pay them $400,000 in liquidated damages. We expect to enter into such agreement within the agreed timeline.
Nasdaq Delisting Notice
On May 19, 2025, we received a written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) that for the last 30 consecutive business days, the Market Value of Listed Securities (“MVLS”) for our common stock was below the minimum $35.0 million requirement for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) (the “Minimum MVLS Requirement”). Additionally, we did not meet either of the alternative Nasdaq continued listing standards under Nasdaq Listing Rule 5550(b)(2): (i) stockholders’ equity of at least $2.5 million or (ii) net income of $500,000 in the most recently completed fiscal year, or in two of the three most recently completed fiscal years. The Notice has no immediate effect on the listing of our common stock and our common stock will continue to be listed on Nasdaq under the symbol “FEMY.”
In accordance with Nasdaq Listing Rule 5810(c)(3)(C), we have a period of 180 calendar days, or until November 17, 2025, to regain compliance with the Minimum MVLS Requirement. If at any time before November 17, 2025, the MVLS of our common stock closes at $35.0 million or more for a minimum of 10 consecutive business days, Nasdaq will provide us with a written confirmation of compliance with the Minimum MVLS Requirement. If we do not regain compliance with the Minimum MVLS Requirement by November 17, 2025, Nasdaq will provide us written notification that our Common Stock is subject to delisting. At that time, we may appeal the delisting determination to a Nasdaq hearings panel.
We intend to actively monitor the MVLS of our Common Stock between now and November 17, 2025, and will consider our available options to regain compliance with the Minimum MVLS Requirement. There can be no assurance that we will regain compliance with the Minimum MVLS Requirement or maintain compliance with any of the other Nasdaq continued listing requirements.
Corporate Information
We were incorporated in February 2004 as a Delaware corporation under the name Femasys Inc. Our principal executive office is located at 3950 Johns Creek Court, Suite 100, Suwanee, Georgia, 30024, and our telephone number is (770) 500-3910. Our website address is www.femasys.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement. We have included our website address as an inactive textual reference only.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the “JOBS Act,” and any reference herein to “emerging growth company” has the meaning ascribed to it in the JOBS Act.

An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:
•	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;
•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus supplement and may elect to take advantage of other reduced reporting requirements in our future filings with the U.S. Securities and Exchange Commission, or the SEC. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected not to take advantage of such extended transition period, which means that we will adopt a new standard when it is issued or revised.
We are also a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

THE OFFERING
Issuer
Femasys Inc.
Common Stock offered by us
3,600,000 shares of our common stock.
Common Stock to be outstanding immediately after the offering and the Concurrent Private Placement
32,374,161 shares of common stock assuming no exercise of the Underwriter Warrants.
Underwriter’s Option
We intend to grant the underwriter a 30-day option to purchase up to 540,000 additional shares of common stock from us at the public offering price, less underwriting discounts and commissions.
Concurrent Private Placement
Certain existing institutional stockholders and certain of our directors and officers (collectively, the “Private Placement Purchasers”), all of which qualify as qualified institutional buyers or accredited investors, have agreed to purchase shares of our common stock in the Concurrent Private Placement exempt from the registration requirement of the Securities Act of 1933, as amended. The existing institutional stockholders have agreed to purchase an aggregate of 1,588,235 shares at a per share price equal to $0.85, the public offering price, and the directors and officers have agreed to purchase an aggregate of 98,040 shares at a per share price equal to $1.02, the last consolidated closing price prior to pricing. The closing of this offering is not contingent on the Concurrent Private Placement, and the closing of the Concurrent Private Placement is not contingent on this offering. The Concurrent Private Placement is expected to close concurrently with this offering. The underwriter is acting as placement agent in connection with the Concurrent Private Placement and will receive a placement agent fee equal to 7.0% of the total purchase price of the private placement shares; provided, however, that such fee shall be reduced to 2.0% up to $1.0 million for certain investors.
Use of proceeds
We currently intend to use the net proceeds from this offering and the Concurrent Private Placement for expansion of commercial efforts, development of our products and product candidates, general corporate purposes, capital expenditures, working capital and general and administrative expenses. See “Use of Proceeds” on page 16 of this prospectus supplement.
Lock-Up Agreements
We have agreed with the underwriter, subject to certain exceptions, for a period of 60 days following the date of this prospectus supplement, not to sell, transfer or otherwise dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock for such applicable period. Our officers and directors have agreed to a similar restriction for a period of 60 days following the date of this prospectus supplement. See “Underwriting” for more information.

Nasdaq Symbol
Our common stock is listed on Nasdaq under the symbol “FEMY.”
Risk Factors
Investing in our securities involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors to consider before deciding to invest in our securities.

The number of shares of our common stock outstanding is based on an aggregate of 27,087,886 shares of our common stock outstanding as of March 31, 2025 and excludes:
•
4,388,059 shares of common stock issuable upon the exercise of options granted pursuant to the Company’s 2021 Stock Option Plan (the “2021 Stock Option Plan”) to purchase common stock at a weighted average exercise price of $1.44 as of March 31, 2025;

•	150,000 shares of common stock issuable upon the exercise of inducement option grants to purchase common stock at a weighted average exercise price of $2.42 as of March 31, 2025;
•	768,915 shares of our common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan (“ESPP”) as of March 31, 2025;
•
265,625 shares of our common stock issuable upon exercise of warrants. The expiration date and exercise price of the warrants are as follows as of March 31, 2025: (i) 68,809 warrants expiring in April 2028 at an exercise price equal to $1.525 per share; (ii) 55,177 warrants that expired on April 16, 2025; (iii) 128,934 warrants expiring in December 2026 at an exercise price equal to $9.45 per share; and (iv) 12,705 warrants expiring in January 2027 at an exercise price equal to $9.45 per share; and

•
11,610,166 shares of our common stock issuable in connection with the issuance of convertible notes and warrants in November 2023, consisting of (i) 5,805,083 shares of common stock issuable upon conversion of convertible notes or that could be issued in satisfaction of accrued interest thereon through November 17, 2025 at a conversion price of $1.18 per share; and (ii) 5,805,083 shares of common stock issuable upon the exercise of Series A common stock purchase warrants at an exercise price of $1.18 per share.

Unless otherwise indicated, all information in this prospectus supplement reflects or assumes the following:
•	no exercise of outstanding stock options, inducement grants or warrants described above;
•	no conversion of the convertible notes or interest thereon described above;
•	the issuance of 1,686,275 shares of common stock in the Concurrent Private Placement;
•	no exercise by the underwriter of its option to purchase up to 540,000 additional shares of common stock in this offering; and
•	no exercise of Underwriter Warrants as defined and discussed in the section titled “Underwriting – Underwriter Warrants” on page S-19 of this prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our quarterly, annual and other reports and documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether to purchase any securities in this offering. Each of the risk factors could adversely affect our business, operating results, financial condition and prospects, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.
Risks Related to this Offering and the Concurrent Private Placement
We have broad discretion in how we use the net proceeds from this offering and the Concurrent Private Placement, and we may not use these proceeds effectively or in ways with which you agree.
We have not designated any portion of the net proceeds from this offering and the Concurrent Private Placement to be used for any particular purpose. Our management will have broad discretion as to the application of the net proceeds from this offering and the Concurrent Private Placement and could use them for purposes other than those contemplated at the time of this offering and the Concurrent Private Placement. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock. See “Use of Proceeds” in this prospectus supplement for more detailed information.
You will experience immediate and substantial dilution in the book value of your shares.
Based on the public offering price and the net tangible book deficit per share as of March 31, 2025, because the public offering price per share in this offering is substantially higher than the net tangible book value per share, you will suffer immediate dilution of $0.67 per share in net tangible book value of the common stock as a result of this offering and the Concurrent Private Placement. The exercise or conversion of outstanding stock options, inducement grants, warrants and convertible notes may result in significant further dilution of your investment. See “Dilution” in this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.
A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.
Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. Third party sales of a substantial number of shares of our common stock in the public market could occur at any time. Our directors, executive officers and their related entities beneficially own substantial amounts of our common stock, including shares they may acquire by exercising warrants they hold. If one or more of them were to sell a substantial portion of the shares they hold, it could cause our stock price to decline.
We have agreed with the underwriter, subject to certain exceptions, for a period of 60 days following the date of this prospectus supplement, not to sell, transfer or otherwise dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock for such applicable period. Our officers and directors have agreed to a similar restriction for a period of 60 days following the date of this prospectus supplement. See the section titled “Underwriting” for a more complete description of the lock-up agreements with the underwriter. Sales of a substantial number of such shares upon expiration of the lock-up agreements, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

The trading price of the shares of our common stock could be highly volatile, and purchasers of the common stock could incur substantial losses.
Our stock price has been, and will likely continue to be volatile. The stock market in general and the market for stock of medical device and technology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their common stock at or above their purchase price. The market price for our common stock may be influenced by those factors discussed in this “Risk Factors” section and many others, including:
•	announcements of U.S. regulatory approval or disapproval of our FemBloc system or the FDA’s decision to grant or decline any future approvals or clearances for enhancements to our products;
•
disruptions at the FDA and other government agencies caused by funding shortages, staffing limitations, or global health concerns, which could hinder their ability to hire, retain or deploy key leadership and other personnel, or otherwise prevent new products from being developed, approved or commercialized in a timely manner or at all, which could negatively impact our business;

•
announcements of international regulatory approval or disapproval of our FemBloc system or the foreign regulatory body or notified body’s decision to grant or decline any future approvals for enhancements to our products;

•	adverse results from or delays, including inability to enroll subjects, in clinical pivotal trial of our FemBloc system;
•	unanticipated safety concerns related to the use of our FemBloc system;
•	unanticipated safety concerns related to the use of our FemaSeed product or other products;
•	FDA or other U.S. or foreign regulatory or legal actions or changes affecting us or our industry;
•	our ability to develop, obtain regulatory clearance or approval for, and market new and enhanced medical products on a timely basis;
•	any voluntary or mandated product recalls;
•	adverse developments concerning our suppliers or any future strategic partnerships;
•	the volume and timing of sales of our products;
•	the introduction of new products or product enhancements by us or others in our industry;
•	disputes or other developments with respect to our or others’ intellectual property rights;
•	product liability claims or other litigation;
•	quarterly variations in our results of operations or those of others in our industry;
•	media exposure of our products or of those of others in our industry;
•	changes in governmental regulations or in reimbursement;
•	changes in earnings estimates or recommendations by securities analysts;
•	changes in financial estimates or guidance, including our ability to meet our future revenue and operating profit or loss estimates or guidance;
•	the public’s reaction to our earnings releases, other public announcements and filings with the SEC;
•	sales of substantial amounts of our stock by directors, officers or significant stockholders, or the expectation that such sales might occur;
•	operating and stock performance of other companies that investors deem comparable to us and overall performance of the equity markets;
•	additions or departures of key personnel;
•	changes in our capital structure, such as future issuances of securities and the incurrence of debt;

•	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors; and
•	other factors described in this “Risk Factors” section including in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.
In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our common stock, regardless of our actual operating performance.
In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in our stock price, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.
We may experience delays and difficulties with the closing of the Concurrent Private Placement and no assurance can be given that closing will take place on the timeline currently anticipated.
The failure to close the Concurrent Private Placement could adversely impact our future liquidity and our financial condition. We have received indications of interest from the Private Placement Purchasers in purchasing shares of our common stock. The closing of this offering is not contingent on the Concurrent Private Placement, and the closing of the Concurrent Private Placement is not contingent on this offering. The Concurrent Private Placement is expected to close concurrently with this offering. We may experience delays and difficulties with the closing of the Concurrent Private Placement, and no assurance can be given that closing will take place on the timeline currently anticipated. The failure to close the Concurrent Private Placement could adversely impact our future liquidity and our financial condition.
Risks Related to our Business
Even if this offering and the Concurrent Private Placement are successful, we will require additional funding in order to finance operations, including the completion of our pivotal trial for FemBloc. If we are unable to raise capital when needed, or on acceptable terms, we could be forced to delay, reduce or eliminate our product development programs or commercialization efforts.
The completion of this offering and the Concurrent Private Placement will not generate sufficient proceeds to complete our clinical program for FemBloc and we will require additional funding. We may be unable to raise capital when needed or on terms acceptable to us. Any additional equity or debt financing that we raise may contain terms that are not favorable to us or our stockholders. If we raise additional funds by selling additional shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock, the issuance of such securities will result in dilution to our stockholders. Furthermore, investors purchasing any securities we may issue in the future may have rights superior to the rights of our common stockholders. In addition, any future debt financing into which we enter may impose upon us covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, repurchase our common stock, make certain investments and engage in certain merger, consolidation or asset sale transactions. If we raise additional funds through collaboration and licensing arrangements with third-parties, it may be necessary to relinquish some rights to our technologies or our products, or grant licenses on terms that are not favorable to us.
Furthermore, we cannot be certain that additional funding will be available on acceptable terms, if at all. If we do not have, or are not able to obtain, sufficient funds, we may have to delay development or commercialization of our products or license to third-parties the rights to commercialize products or technologies that we would otherwise seek to commercialize. We also may have to reduce commercialization efforts, customer support or other resources devoted to our products or cease operations. Any of these factors could harm our business, financial condition, and results of operations.
Increased tariffs on imports, including tariffs imposed by the United States, other trade restrictions, or a global trade war could increase our costs and materially and adversely affect our business operations and financial condition.
Our business could be negatively affected by tariffs, trade restrictions, and other governmental protectionist measures, any of which can be imposed suddenly and unpredictably. There is also currently significant uncertainty about the future relationship between the United States and various other countries, including the European Union and China, with respect to trade policies, treaties, trade regulations, and tariffs, and such uncertainty could continue under the current U.S. presidential administration. Recently, the administration has stated its intent to modify U.S. trade policy and, in some cases, to renegotiate, or potentially terminate, certain existing bilateral or multilateral trade agreements. It has also imposed or announced tariffs on certain imports, including a baseline tariff of 10% on virtually all imports and higher tariffs on imports from China. The administration also announced and subsequently paused higher tariffs on additional countries, including countries in the European Union, pending the outcome of trade negotiations. These tariffs could affect inputs to our products, as well as equipment, materials, or components that we import into the United States from our suppliers, which could significantly impact the cost of these items. Retaliatory tariffs could also negatively affect our ability to export and sell our products into those countries. If these tariffs continue, if additional tariffs are placed, or if any related countermeasures are taken by the European Union, the United States, or other countries, our business, financial condition, and results of operations may be materially harmed.
Trade restrictions, tariffs, and other general economic or political conditions may limit our ability to obtain key materials, components, or equipment for our products or significantly increase supply chain costs and other expenses associated with our business, which could further materially and adversely affect our results of operations, financial condition, and prospects. We may not be able to forecast such impacts accurately. Although we continue to work with our vendors to mitigate our exposure to current or potential tariffs and trade restrictions, we cannot assure you that we will be able to offset any increased costs or supply shortages. The ultimate impact of any tariffs or trade restrictions will depend on various factors, including the timing of implementation and the duration, amount, scope, and nature of the tariffs and trade restrictions. If we are not successful in offsetting the impact of any such tariffs or trade restrictions, our operating results may be adversely affected. The tariffs are subject to a number of uncertainties as they are implemented, including future adjustments and changes. The ultimate reaction of other countries and the impact of these tariffs or other actions on the United States, the global economy, and our business, financial condition, and results of operations, cannot be predicted at this time, nor can we predict the impact of any other developments with respect to global trade. Further, the imposition of additional tariffs by the United States could result in the adoption of additional tariffs by other countries, as well as export controls and further retaliatory actions by any affected country. Any resulting trade war could negatively affect the global market for our products and could have a significant adverse effect on our business. These developments may have a material adverse effect on global economic conditions and the stability of global financial markets, and they may significantly reduce global trade. Any of these factors could depress economic activity, restrict our access to potential customers, and have a material adverse effect on our business, financial condition, and results of operations.
Risks Related to Our Common Stock
We have received a deficiency letter from Nasdaq relating to our non-compliance with Nasdaq’s continued listing requirements and our common stock could become subject to delisting from Nasdaq if we fail to regain compliance.
On May 19, 2025, we received a written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) that for the last 30 consecutive business days, the Market Value of Listed Securities (“MVLS”) for our common stock was below the minimum $35.0 million requirement for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) (the “Minimum MVLS Requirement”). Additionally, we did not meet either of the alternative Nasdaq continued listing standards under Nasdaq Listing Rule 5550(b)(2): (i) stockholders’ equity of at least $2.5 million or (ii) net income of $500,000 in the most recently completed fiscal year, or in two of the three most recently completed fiscal years. The Notice has no immediate effect on the listing of our common stock and our common stock will continue to be listed on Nasdaq under the symbol “FEMY.”
In accordance with Nasdaq Listing Rule 5810(c)(3)(C), we have a period of 180 calendar days, or until November 17, 2025, to regain compliance with the Minimum MVLS Requirement. If at any time before November 17, 2025, the MVLS of our common stock closes at $35.0 million or more for a minimum of 10 consecutive business days, Nasdaq will provide us with a written confirmation of compliance with the Minimum MVLS Requirement. If we do not regain compliance with the Minimum MVLS Requirement by November 17, 2025, Nasdaq will provide us written notification that our Common Stock is subject to delisting. At that time, we may appeal the delisting determination to a Nasdaq hearings panel.
We intend to actively monitor the MVLS of our Common Stock between now and November 17, 2025, and will consider our available options to regain compliance with the Minimum MVLS Requirement. There can be no assurance that we will regain compliance with the Minimum MVLS Requirement or maintain compliance with any of the other Nasdaq continued listing requirements. Failure to meet applicable Nasdaq listing rules could result in a delisting of our common stock, which could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the inability to advance our programs, potential loss of confidence by investors and employees, and fewer business development opportunities.

CAPITALIZATION
The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2025:
•	on an actual basis; and
•
on an as adjusted basis to reflect (i) the sale of 3,600,000 shares of common stock in this offering at the public offering price of $0.85 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise by the underwriter of its option to purchase additional shares and (ii) the sale of 1,686,275 shares of common stock in the Concurrent Private Placement, consisting of an aggregate of 1,588,235 shares at a per share price equal to $0.85 to be sold to existing institutional stockholders and an aggregate of 98,040 shares at a per share price equal to $1.02 to be sold to certain directors and officers, after deducting private placement discounts and commissions and estimated offering expenses payable by us. The as further adjusted basis does not reflect the impact of the issuance of the Underwriter Warrants to be issued to the underwriter concurrent with the sale of common stock in connection with this offering, as described herein.

You should read the following table in conjunction with the sections entitled “Use of Proceeds” included elsewhere in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Actual	As Adjusted
Cash and cash equivalents	$3,820,208	$7,714,509
Convertible notes payable, net (including related parties)	$5,762,927	$5,762,927
Stockholders’ equity:
Common stock, par value $0.001 per share; 200,000,000 shares authorized, 27,205,109 shares issued and 27,087,886 outstanding, actual; 200,000,000 shares authorized, 32,491,384 shares issued and 32,374,161 outstanding, as adjusted	27,205	32,491
Treasury stock, 117,223 common shares, actual, as adjusted	(60,000)	(60,000)
Warrants	1,860,008	1,860,008
Additional paid-in capital	133,264,600	137,153,614
Accumulated deficit	(133,095,096)	(133,095,096)
Total stockholders’ equity	$1,996,717	$5,891,018
Total capitalization	$7,759,644	$11,653,945

DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering and the Concurrent Private Placement. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.
Historical net tangible book value per share represents our total tangible assets less our total liabilities divided by the total number of shares of common stock outstanding. As of March 31, 2025, our net tangible book value was approximately $1.9 million, or $0.07 per share of common stock, based on 27,087,886 shares of common stock outstanding as of March 31, 2025.
After giving effect to (i) the issuance and sale by us of shares of common stock (excluding any exercise of the Underwriter Warrants) in this offering at the public offering price of $0.85 per share, after deducting the underwriting discounts and estimated offering expenses payable by us, and (ii) the issuance and sale of 1,686,275 shares of common stock in the Concurrent Private Placement, consisting of an aggregate of 1,588,235 shares at a per share price equal to $0.85 to be sold to existing institutional stockholders and an aggregate of 98,040 shares at a per share price equal to $1.02 to be sold to certain directors and officers, after deducting private placement discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2025 would have been approximately $5.8 million, or approximately $0.18 per share. This represents an immediate increase in net tangible book value of approximately $0.11 per share to our existing stockholders and an immediate dilution of approximately $0.67 per share to the new investors participating in this offering.
The following table illustrates this dilution to the new investors purchasing shares of common stock in this offering on a per share basis:

Public offering price per share	$0.85
Net tangible book value per share at March 31, 2025	$0.07
Increase in net tangible book value per share as of March 31, 2025 attributable to this offering and the Concurrent Private Placement	$0.11
As adjusted net tangible book value per share after this offering and the Concurrent Private Placement	$0.18
Dilution per share to the new investors in this offering and the Concurrent Private Placement	$0.67

If the underwriter exercises its option to purchase additional shares in full, our net tangible book value as of March 31, 2025 would increase by approximately $0.4 million, or by approximately $0.01 per share, representing an immediate increase in net tangible book value attributable to exercise of the option of $0.01 per share to our existing stockholders, and an immediate dilution attributable to exercise of the option of $0.01 per share to investors participating in this offering.
The foregoing table and calculations are based on 27,087,886 shares of our common stock outstanding as of March 31, 2025, and excludes:
•
4,388,059 shares of common stock issuable upon the exercise of options granted pursuant to the Company’s 2021 Stock Option Plan (the “2021 Stock Option Plan”) to purchase common stock at a weighted average exercise price of $1.44 as of March 31, 2025;

•	150,000 shares of common stock issuable upon the exercise of inducement option grants to purchase common stock at a weighted average exercise price of $2.42 as of March 31, 2025;
•	768,915 shares of our common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan (“ESPP”) as of March 31, 2025;
•
265,625 shares of our common stock issuable upon exercise of warrants. The expiration date and exercise price of the warrants are as follows as of March 31, 2025: (i) 68,809 warrants expiring in April 2028 at an exercise price equal to $1.525 per share; (ii) 55,177 warrants that expired on April 16, 2025; (iii) 128,934 warrants expiring in December 2026 at an exercise price equal to $9.45 per share; and (iv) 12,705 warrants expiring in January 2027 at an exercise price equal to $9.45 per share; and

•
11,610,166 shares of our common stock issuable in connection with the issuance of convertible notes and warrants in November 2023, consisting of (i) 5,805,083 shares of common stock issuable upon conversion of convertible notes or that could be issued in satisfaction of accrued interest thereon through November 17, 2025 at a conversion price of $1.18 per share; and (ii) 5,805,083 shares of common stock issuable upon the exercise of Series A common stock purchase warrants at an exercise price of $1.18 per share.

To the extent that the shares described in the preceding bullets are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in our current or future financing instruments.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be $2.5 million, or $3.0 million if the underwriter exercises in full its option to purchase additional shares, in each case after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If consummated, we estimate that we will receive aggregate net proceeds from the Concurrent Private Placement of approximately $1.3 million, after deducting estimated expenses payable by us.
We intend to use the net proceeds from this offering and the Concurrent Private Placement for expansion of commercial efforts, development of our products and product candidates, general corporate purposes, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds from this offering and the Concurrent Private Placement to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any such acquisitions or investments as of the date of this prospectus supplement.
Our management will have broad discretion in the application of the net proceeds to us from this offering and the Concurrent Private Placement, including for any of the purposes described above. Pending the use of the net proceeds from this offering and the Concurrent Private Placement, we intend to invest the net proceeds in investment grade, interest bearing securities.

UNDERWRITING
We have entered into an underwriting agreement with JonesTrading Institutional Services LLC (“Jones”), or the underwriter, with respect to the securities subject to this offering.
Subject to certain conditions, we have agreed to sell to the underwriter such securities listed next to its name in the below table at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement.

UNDERWRITER	NUMBER OF SHARES OF COMMON STOCK
JonesTrading Institutional Services LLC	3,600,000

The underwriting agreement provides that the obligation of the underwriter to purchase the shares of common stock offered by this prospectus supplement and the accompanying prospectus is subject to certain conditions. The underwriter is obligated to purchase all of the shares of common stock offered hereby other than those shares of common stock covered by the option to purchase additional shares described below. The underwriter is offering the securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Option to Purchase Additional Shares
We have granted the underwriter an option to buy up to an additional 540,000 shares of common stock from us at the public offering price less the underwriting discounts and commissions. The underwriter may exercise this option at any time, in whole at any time or in part from time to time, during the 30-day period after the date of this prospectus supplement.
Discounts, Commissions and Expenses
The underwriter proposes to offer the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.0357 per share of common stock. After this offering, the public offering price and concession may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
In connection with the sale of the common stock to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriting commissions and discounts will be 7% of the gross proceeds of this offering, or $0.0595 per share of common stock, based on the public offering price per share set forth on the cover page of this prospectus supplement.
We have agreed to reimburse the underwriter for up to $50,000 of the underwriter’s reasonable and accountable out-of-pocket expenses relating to the offering, including up to $50,000 for the fees and expenses of the underwriter’s outside legal counsel.
We estimate that our total offering expenses for this offering and the Concurrent Private Placement, not including the underwriting discounts and commissions and private placement agent commissions, will be approximately $300,000. The underwriter is acting as placement agent in connection with the Concurrent Private Placement and will receive a placement agent fee equal to 7.0% of the total purchase price of the private placement shares; provided, however, that such fee shall be reduced to 2.0% up to $1.0 million for certain investors.
The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us, assuming both no exercise and full exercise by the underwriter of the option to purchase additional shares:

	Price Per Share	Total without Option	Total with Option
Public Offering Price	$0.85	$3,060,000	$3,519,000
Underwriting discount(1)	$0.0595	$214,200	$246,330
Proceeds, before expenses, to us(2)	$0.7905	$2,845,800	$3,272,670

(1)	The underwriting discount is 7% of the gross proceeds received from the sale of the securities in this offering.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Underwriter Warrants.
Indemnification
We have also agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act and to contribute to payments that the underwriter may be required to make in respect of those liabilities.
Lock-Up Agreements
We have agreed that, for a period of sixty (60) days following the date of this prospectus supplement, without the prior written consent of the underwriter, and subject to certain exceptions (including but not limited to the sale and issuance of the Private Placement Shares in the Concurrent Private Placement, entry into an equity line of credit, the issuance of equity securities in connection with such equity line of credit and the filing of a registration statement as contemplated by such equity line of credit), we may not enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our common stock or common stock equivalents or file any registration statement or amendment or supplement thereto, other than this prospectus supplement. We are also permitted to conduct sales pursuant to our Equity Distribution Agreement dated July 1, 2022 entered into with Piper Sandler & Co. during the lock up period.
In addition, each of our directors and officers has entered into a lock-up agreement with the underwriter. Under the lock-up agreements, for a period of sixty (60) days following the date of this prospectus supplement, without the prior written consent of the underwriter, the foregoing persons may not make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock. These restrictions do not apply in the following circumstances, subject to certain requirements:
•	transfers of securities acquired in the offering or in open market transaction on or after completion of the offering;
•	transfers as a bona fide gift or gifts, or charitable contribution(s);
•	transfers to any immediate family member or to any trust for the direct or indirect benefit of the lock-up party or the immediate family of such person;
•
transfers to any corporation, partnership, limited liability company, or other business entity all of the beneficial ownership interests of which are held by the lock-up party and/or the immediate family of such person;

•
if a corporation, partnership, limited liability company, trust or other business entity transfers (a) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate, (b) in the form of a distribution to limited partners, limited liability company members or stockholders, or (c) in connection with a sale, merger or transfer of all or substantially all of the assets or any other change of control, not undertaken for the purpose of avoiding the restrictions imposed by such lock-up agreement;

•	transfers that occur by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;
•	if a trust, to the beneficiary of such trust;
•	transfers by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the lock-up party;
•
vesting, settlement or exercise of any restricted stock awards or options to purchase common stock granted under any employee benefit plan of the Company; provided that any shares of common stock acquired in connection with any such exercise will be subject to the same lock-up agreement restrictions;

•
exercise or conversion of warrants, convertible preferred stock or any other security convertible into or exercisable for common stock; provided that any shares of common stock acquired in connection with any such exercise or conversion will be subject to the same lock-up agreement restrictions; and

•
establishing a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided that (i) such plan may only be established if no public announcement or filing with the Securities and Exchange Commission, or other applicable regulatory authority, is made in connection with the establishment of such plan during the 60-day restricted period (except as required by law or regulation) and (ii) no sale of shares of common stock are made pursuant to such plan during the 60-day restricted period.

Jones may, in its sole discretion and at any time or from time to time before the termination of these lock-up periods, release all or any portion of the securities subject to lock-up agreements.
Underwriter Warrants
Upon the closing of this offering, we have agreed to issue to the underwriter, or its designees, certain underwriter warrants (the “Underwriter Warrants”) to purchase a number of shares of common stock equal to an aggregate of 2% of the total number of shares of common stock sold in this public offering, including any shares of our common stock sold pursuant to the underwriter’s option to purchase additional shares of our common stock. The Underwriter Warrants will be exercisable at a per share exercise price equal to 125% of the offering price of the shares sold in this offering, or $1.0625. The Underwriter Warrants will be exercisable commencing six months after the closing of this offering and will expire five years from the commencement of sales in this offering. The Underwriter Warrants will be issued in a private placement reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.
The Underwriter Warrants and the shares of common stock underlying the Underwriter Warrants are deemed compensation by FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. Neither the underwriter nor its permitted assignees under such rule, may sell, transfer, assign, pledge, or hypothecate the Underwriter Warrants or the securities underlying the Underwriter Warrants, nor will the underwriter engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter Warrants or the underlying shares for a period of 180 days from the date of commencement of sales in this offering, except to any underwriter and selected dealer participating in this offering and their bona fide officers or partners. The Underwriter Warrants will provide for adjustment in the number and price of the Underwriter Warrants and the shares of common stock underlying such Underwriter Warrants in the event of recapitalization, merger, stock split or other structural transaction.
Tail Financing
Subject to the terms and exceptions provided for in that certain Engagement Agreement, dated May 16, 2025, between the underwriter and the Company (the “Engagement Agreement”), the underwriter is also entitled to compensation calculated in the manner set forth in the underwriting agreement with respect to any public or private offering or other financing or capital-raising transaction (“Tail Financing”) to the extent that such financing is provided to the Company by investors whom the underwriter contacted during the term of the Engagement Agreement, if such Tail Financing is consummated at any time during the six (6) month period following the closing of such offering.
Electronic Distribution
This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s website or our website and any information contained in any other websites maintained by the underwriter or by us is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriter in its capacity as the underwriter, and should not be relied upon by investors.
Passive Market Making
In connection with this offering, the underwriter and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the shares of common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Nasdaq Listing
Our common stock is listed on the Nasdaq under the symbol “FEMY.”

Price Stabilization, Short Positions and Penalty Bids
In connection with the offering, the underwriter may engage in stabilizing transactions, short sales and syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:
•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•
A short position involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriter in excess of the number of shares it is obligated to purchase is not greater than the number of shares that they may purchase by exercising its option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares that the underwriter may purchase pursuant to its option to purchase additional shares. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through its option to purchase additional shares. The underwriter may close out any covered short position by either exercising its option to purchase additional shares and/or purchasing shares in the open market. A naked short position can only be closed out by buying shares in the open market.

•
Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.
Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.
Other Relationships
The underwriter is a full-service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Offer Restrictions Outside of the United States
Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Australia
This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus supplement.
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.
Cayman Islands
No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.
European Economic Area - Belgium, Germany, Luxembourg and Netherlands
The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, the Prospectus Directive, as implemented in Member States of the European Economic Area (each, a Relevant Member State), from the requirement to produce a prospectus for offers of securities.
An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:
•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•
to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

•
to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of us or any underwriter for any such offer; or

•
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France
This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monetaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorite des marches financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.
This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.
Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifies) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2" and D.411-1 to D.411-3, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2" and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.
Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.
Ireland
The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(1) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.
Israel
The securities offered by this prospectus supplement have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy
The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation) and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:
•
to Italian qualified investors, as defined in Article 100 of Decree No. 58 by reference to Article 34-ter of CONSOB Regulation No. 11971 of 14 May 1999 (“Regulation No. 11971”) as amended (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.
•
Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•
made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.
Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.
Japan
The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.
Portugal
This document is not being distributed in the context of a public offer of financial securities (oferta publica de Valores Mobiliarios) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Codigo dos Valores Mobiliarios). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissao do Mercado de Valores Mobiliarios) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.
Sweden
This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument).

Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.
Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).
This document is personal to the recipient only and not for general circulation in Switzerland.
United Arab Emirates
Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates.
This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such securities, may be rendered within the United Arab Emirates by us.
No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.
United Kingdom
Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Conduct Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA)) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.
Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.
In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS
The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon for us by Dechert LLP. Certain legal matters relating to this offering will be passed upon for the underwriter by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
EXPERTS
The financial statements of Femasys Inc. as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2024 financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses and negative cash flows from operations, has a net accumulated deficit and expects to incur additional losses and negative operating cash flows. In addition, the Company’s convertible notes mature in November 2025, if not converted sooner. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering under this prospectus supplement. This prospectus supplement does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the common stock we may offer. Statements we make in this prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:
•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025;
•	our Current Reports on Form 8-K filed with the SEC on March 13, 2025, March 18, 2025 and May 23, 2025;
•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2025; and
•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 14, 2021, including any amendments or reports filed for the purpose of updating such description.

These documents may also be accessed on our website at www.femasys.com. Except as otherwise specifically incorporated by reference in this prospectus supplement, information contained in, or accessible through, our website is not a part of this prospectus supplement.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:
Femasys Inc.
3950 Johns Creek Court, Suite 100
Suwanee, Georgia 30024
(770) 500-3910
Attn: Corporate Secretary

PROSPECTUS

Femasys Inc.

$150,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
From time to time, we may offer up to $150,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.
This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.
This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.
Our common stock is traded on The Nasdaq Capital Market under the symbol “FEMY.” On July 11, 2022, the last reported sale price of our common stock was $2.38 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.
As of June 30, 2022, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $26,448,716, which we calculated based on 11,804,165 shares of outstanding common stock as of March 31 2022, of which 9,582,868 shares were held by non-affiliates, and a price per share of $2.76, which was the closing price of our common stock on June 29, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities with a value exceeding one-third of the aggregate market value of our outstanding common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.
We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 5 of this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is July 12, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $150,000,000. This prospectus provides you with a general description of the securities we may offer.
Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.
Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even if this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
ii

SUMMARY
This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission (the “SEC”). As it is only a summary, it does not contain all of the information that you should consider before purchasing our securities and it is qualified in its entirety by, and should be read in conjunction with, the applicable prospectus supplement and the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the applicable prospectus supplement, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes contained in and incorporated by reference into this prospectus, before purchasing our securities.
Unless the context indicates otherwise, references in this prospectus to “Femasys,” “Company,” “we,” “us” and “our” refer to Femasys Inc., a Delaware corporation.
Company Overview
We are a biomedical company focused on transforming women’s healthcare by developing novel solutions and next-generation advancements providing significant clinical impact to address severely underserved areas. Our mission is to provide women worldwide with superior minimally-invasive, non-surgical product technologies, accessible in the office, improving patient care and overall health economics. We are a woman-founded and led company with an expansive, internally created intellectual property portfolio with over 150 patents globally, in-house chemistry, manufacturing, and controls (CMC) and device manufacturing capabilities and proven ability to develop and commercialize products. Our suite of products and product candidates address what we believe are multi-billion dollar global market segments in which there has been little advancement for many years, helping women avoid pharmaceutical solutions, implants and surgery that can be expensive and expose women to harm. With an initial focus in the area of reproductive health, our two lead product candidates offer solutions for two ends of the spectrum: FemBloc for permanent birth control and FemaSeed as an artificial insemination infertility treatment.
Corporate Information
We were incorporated in February 2004 as a Delaware corporation under the name Femasys Inc. Our principal executive office is located at 3950 Johns Creek Court, Suite 100, Suwanee, Georgia, 30024, and our telephone number is (770) 500-3910. Our website address is www.femasys.com. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus. We have included our website address as an inactive textual reference only.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering.
An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:
•
being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;
•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We have elected to take advantage of certain of the reduced disclosure obligations in our filings with the SEC. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected not to take advantage of such extended transition period, which means that we will adopt a new standard when it is issued or revised.
We are also a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.
The Securities We May Offer
We may offer shares of our common stock and preferred stock, various series of debt securities, warrants and rights to purchase shares of common stock or preferred stock, debt securities or units, as well as units to purchase any of such securities, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity;
•	original issue discount, if any;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion, exchange or sinking fund terms, if any;
•
conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;
•	restrictive covenants, if any;
•	voting or other rights, if any; and
•	important U.S. federal income tax considerations.
The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:
•	the names of those underwriters or agents;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the estimated net proceeds to us.
Common Stock
We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future. Currently, we do not pay any dividends and we do not have any issued and outstanding preferred stock. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock. Our common stock is described in greater detail in this prospectus under “Description of Capital Stock—Common Stock.”
Preferred Stock
We may issue shares of preferred stock in one or more classes or series. Our board of directors or a committee designated by our board of directors will determine the dividend, voting and conversion rights and other provisions at the time of sale. The particular terms of each class or series of preferred stock, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. Our preferred stock is described in greater detail in this prospectus under “Description of Capital Stock—Preferred Stock.”
Debt Securities
We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.
The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of an indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.
Warrants
We may from time to time offer warrants for the purchase of our common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent (which may be us) for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.
Rights
We may from time to time issue rights to purchase shares of our common stock or preferred stock, debt securities or units. The rights may be issued independently or together with other securities and may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would make available a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.
In this prospectus, we have summarized certain general features of the rights under “Description of Rights.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of rights being offered.
Units
We may offer units consisting of common stock, preferred stock, debt securities and/or warrants to purchase any of such securities in one or more series. In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements, if any, that describe the terms of the series of units we are offering before the issuance of the related series of units.
We will evidence each series of units by unit certificates that we will issue under a separate agreement, unless the units are uncertificated. We may enter into the unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select, unless we serve as our own agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2021, any amendment or update thereto reflected in subsequent filings with the SEC, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of these risk factors could have a material and adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are also based on our current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following:
•	our ability to develop and advance our current product candidates and programs into, and successfully initiate and complete, clinical trials;
•	the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results;
•	estimates regarding the total addressable market for our product candidates;
•	our ability to enroll subjects in the clinical trials for our product candidates in order to advance the development thereof on a timely basis;
•	our ability to obtain additional financing to fund the clinical development of our products and fund operations;
•	competitive companies and technologies in our industry;
•
our ability to obtain U.S Food and Drug Administration (FDA) approval for our permanent birth control system, ability to gain FDA grant of a de novo classification request for our intrauterine insemination system, expand sales of our women-specific medical products and develop and commercialize additional products;

•
our ability to commercialize or obtain regulatory approvals, grants of de novo classification requests or 510(k) clearance for our product candidates, or the effect of delays in commercializing or obtaining regulatory authorizations;

•	our business model and strategic plans for our products, technologies and business, including our implementation thereof;
•	commercial success and market acceptance of our product candidates;
•	our ability to achieve and maintain adequate levels of coverage or reimbursement for our FemBloc system or any future products we may seek to commercialize;
•
our ability to manufacture our products and product candidates in compliance with applicable laws, regulations and requirements and to oversee third-party suppliers, service providers and vendors in the performance of any contracted activities in accordance with applicable laws, regulations and requirements;

•	the impact of the COVID-19 pandemic on our business, financial condition, results of operations, and prospects;
•	our ability to accurately forecast customer demand for our product candidates, and manage our inventory;
•
our ability to build, manage and maintain our direct sales and marketing organization, and to market and sell our permanent birth control system, artificial insemination system and women-specific medical products in markets in and outside of the United States (U.S.);

•	our ability to obtain necessary financing for the Company and maintain adequate resources to fund our operations;
•	our ability to hire and retain our senior management and other highly qualified personnel;

•	FDA or other U.S. or foreign regulatory actions affecting us or the healthcare industry generally, including healthcare reform measures in the U.S. and international markets;
•	the timing or likelihood of regulatory filings and approvals or clearances;
•	our ability to establish and maintain intellectual property protection for our product candidates and our ability to avoid claims of infringement;
•	the volatility of the trading price of our common stock; and
•	our expectations about market trends.
You should also read carefully the factors described in the “Risk Factors” section contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements contained in or incorporated by reference into this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
Any forward-looking statements that we make in or incorporate by reference into this prospectus speak only as of the date of such statement, and, except as required by applicable law, we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we plan to invest these net proceeds in short-term, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock and provisions of our amended and restated certificate of incorporation, or Charter, and amended and restated bylaws, or Bylaws, are summaries. You should also refer to the text of the Charter and Bylaws, each of which are filed as exhibits to the registration statement of which this prospectus is part.
General
Our certificate of incorporation authorizes us to issue up to 200,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share, all of which remains undesignated.
Common Stock
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.
In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Under the terms of our Charter, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from seeking to acquire, a majority of our outstanding voting stock.
Anti-Takeover Provisions
Charter and Bylaws
Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of our shares of common stock outstanding will be able to elect all of our directors. The Charter and Bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by consent in writing. A special meeting of stockholders may be called only by a majority of our board of directors, the chair of our board of directors, or our chief executive officer.
The Charter further provides that the affirmative vote of holders of at least sixty-six and two-thirds percent (662∕3%) of the voting power of all of the then outstanding shares of voting stock, voting as a single class, will be required to amend certain provisions of the Charter, including provisions relating to the election of directors, removal of directors, special meetings, actions by written consent and cumulative voting. The affirmative vote of holders of at least sixty-six and two-thirds percent (662∕3%) of the voting power of all of the then outstanding shares of voting stock, voting as a single class, will be required to amend or repeal the Bylaws, although the Bylaws may be amended by a simple majority vote of our board of directors.

The Charter further provides that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms, and gives our board of directors the exclusive right to expand the size of our board of directors and to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director.
Finally, the Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, or DGCL, or the Charter or Bylaws; or (iv) any action asserting a claim against us governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies' certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in the Charter to be inapplicable or unenforceable in such action.
The foregoing provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of our company.
These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in control of our company or our management. As a consequence, these provisions also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts.
Section 203 of the DGCL
We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•	before such date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent (662∕3%) of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:
•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.
In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person's affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, fifteen percent (15%) or more of the outstanding voting stock of the corporation.
Limitations on Liability and Indemnification Matters
The Bylaws provide that we will indemnify each of our directors and executive officers to the fullest extent permitted by the DGCL. We have entered and intend to continue to enter into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. Further, we intend to indemnify each of our directors and executive officers against certain liabilities, costs and expenses, and to purchase a policy of directors' and officers' liability insurance that insures our directors and executive officers against the cost of defense, settlement or payment of a judgment under certain circumstances. In addition, as permitted by Delaware law, the Charter includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.
These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.
Listing
Our common stock is traded on The Nasdaq Capital Market under the symbol “FEMY.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Investor Communication Solutions, Inc.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the “indenture,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We may offer senior debt securities or subordinated debt securities under the indenture and any supplemental indentures that we will enter into with the trustee named in the indenture. We have filed a form of the indenture as an exhibit to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The following summaries of material provisions of the indenture are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•
if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•
the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•
whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•
if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•
the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;
•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;
•
if we fail to observe or perform any other covenant contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indenture provides that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, a holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

•
the trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change the indenture without the consent of any holders with respect to the following specific matters:
•	to cure any ambiguity, defect or inconsistency in the indenture;
•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;
•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee;
•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
•
to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.
However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
The indenture may provide that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms related to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture and is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Ranking Debt Securities
The subordinated debt securities that we may offer will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement.
The senior debt securities that we may offer will be unsecured and will rank equally in right of payment to all our other senior unsecured debt.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, if any, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:
•	the title of such securities;
•	the offering and exercise price or prices and aggregate number of warrants offered;
•	the currency or currencies for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued, and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	the terms of any rights to force the exercise of the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate or agreement representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate or agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate or agreement properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate or agreement are exercised, then we will issue a new warrant certificate or agreement for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS
The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.
General
We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.
The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:
•	the title and aggregate number of the rights;
•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;
•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;
•	the number or a formula for the determination of the number of the rights issued to each stockholder;
•	the extent to which the rights are transferable;
•	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;
•	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;
•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);
•	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;
•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
•
if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

•	the effect on the rights of any merger, consolidation, sale or other disposition of our business;
•	the terms of any rights to redeem or call the rights;
•	information with respect to book-entry procedures, if any;
•	the terms of the securities issuable upon exercise of the rights;
•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;
•	if applicable, a discussion of certain U.S. Federal income tax considerations; and
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights
Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.
Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.
We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.
Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS
The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent (which may be us) will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.
We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION
We may sell the securities, from time to time, to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers pursuant to:
•	underwritten public offerings;
•	negotiated transactions;
•	block trades;
•	“At the Market Offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market, at prevailing market prices; or
•	through a combination of these methods.
We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers.
We may distribute securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•	the name or names of the underwriters, dealers or agents, if any;
•
if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•
if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;

•	any delayed delivery arrangements;
•	any over-allotment or other options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;
•	the identity and relationships of any finders, if applicable; and
•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.
We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.
If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.
The securities we offer may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the common stock on The Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Dechert LLP will pass for us upon the validity of the securities being offered by this prospectus and any applicable prospectus supplement. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Femasys Inc. as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to herein are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.
We file electronically with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information and amendments to those reports filed or furnished pursuant to Section 13 or 15(d) of the Exchange Act. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.
We make available, free of charge and through our Internet web site at www.femasys.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to any such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Copies of our Code of Business Conduct and Ethics and our Corporate Governance Guidelines may be accessed free of charge by visiting our website at www.femasys.com under “Investors” at “Governance: Governance Documents” or by requesting a copy via an e-mail addressed to IR@Femasys.com or by written request addressed to our Corporate Secretary at our principal executive offices. To the extent required by applicable law and regulation, we intend to post on our website any amendment to, or waiver under, a provision of the Code of Business Conduct and Ethics that applies to our executive officers and directors within the time period required. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-40492. The documents incorporated by reference into this prospectus contain important information that you should read about us.
The following documents are incorporated by reference into this document:
•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 24, 2022;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 11, 2022;
•	our Current Reports on Form 8-K filed with the SEC on January 20, 2022, February 24, 2022, and June 9, 2022, to the extent the information in such reports is filed and not furnished; and
•
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 14, 2021, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents through the SEC’s website, as provided above, or by contacting Femasys Inc., Attn: Corporate Secretary, 3950 Johns Creek Court, Suite 100, Suwanee, Georgia, 30024; telephone: (770) 500-3910.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

FEMASYS INC.

3,600,000 SHARES OF COMMON STOCK
Prospectus Supplement
Sole Bookrunner
Jones
May 29, 2025